UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K



CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported)      October 25, 1999




  Nevada             0-27715            94-3342064
(State or other     (Commission        (IRS Employer
jurisdiction        file number)       Identification No.)
of incorporation)


1128-789 West Pender  Street, Vancouver, B.C., V6C1H2
(Address of principle executive offices)



Registrant's telephone number,
including area code     (604) 608-6828


N/A

(Former name or former address, if changed since last report)







Item 2.  Disposition of Assets - Acquisition of Asset

	On September 28, 1999, the issuer entered into a Letter of Intent to exchange 100% of the common stock of its wholly owned subsidary Global E-COM, S.A. to Dimension House, Inc., a Nevada corporation in exchange for common voting stock of Dimension House, Inc.

	On October 2, 1999, the issuer entered into a purchase agreement with Dimension House, Inc., to transfer its wholly owned subsidiary Global E-COM, S.A., a Costa Rican corporation to Dimension House,
Inc., for ten million shares of $.0001 par value common stock, subject to the approval of the shareholders of Dimension House, Inc.

	The shareholders approved the purchase on October 15, 1999.

	On October 27, 1999, 10,000,000 shares of
Dimension House, Inc., were issued to the issuer.
E-Vegas.COM, Inc., as of October 31, 1999 was a forty seven (47%) percent shareholder and would be a control shareholder.

	Dimension House, Inc., changed its name
to Presidents Telecom, Inc., on October 28, 1999.

	Global E-COM, S.A., had a net equity value of $561,849 as of October 2, 1999. On October 31,
1999 the market value of the common stock received was two million five hundred thousand dollars
($2,500,000) on a discounted basis or $0.25 per share and an exchange value of $.06 per share.
The future sale of any of the acquired securities will be under affiliate control rules.

Item 7.  Financial Statement

	The following statements are included
or a preferred basis
















Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereinto duly authorized.




						E-Vegas.COM, Inc.




						Edward B. Gallagher, President

November 15, 1999